Exhibit 32.2

Certification of Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

In connection with the Annual Report on Form 10-K for the period ended December 31, 2021 (the “Report”) of Oragenics, Inc. (the “Registrant”), as amended by Amendment No. 1 to the Annual Report on Form 10-K/A of the Company as filed with the Securities and Exchange Commission on the date hereof, I, Michael Sullivan, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Michael Sullivan
Name: Michael Sullivan
Principal Financial Officer

Date: July 29, 2022